EXHIBIT 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE

Cheniere and GAIL India Sign 20-Year LNG
Sale and Purchase Agreement

▪	Cheniere and GAIL India sign SPA for train four at the Sabine Pass LNG terminal

▪	GAIL contracts for approximately 3.5 million tonnes per annum of LNG

Houston, Texas - December 11, 2011 - Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE Amex: CQP) announced today that its subsidiary, Sabine Pass Liquefaction, LLC (“Sabine Liquefaction”), has entered into a liquefied natural gas (“LNG”) sale and purchase agreement (“SPA”) with GAIL (India) Limited (“GAIL”) under which GAIL has agreed to purchase approximately 3.5 million tonnes per annum (“mtpa”) of LNG from train four. Prior to the commencement of train four operations, GAIL will purchase bridge volumes of approximately 0.2 mtpa upon the commencement of operations of train two.

Sabine Liquefaction is developing a liquefaction project at the Sabine Pass LNG terminal that would include up to four liquefaction trains capable of producing up to 18 mtpa of LNG. Sabine Liquefaction is targeting selling approximately 14 mtpa of the capacity under long-term SPAs. The project is being developed in phases. Sabine Liquefaction recently announced that it has reached its targeted annual contract quantity of 7 mtpa for the first phase and is advancing towards making a final investment decision for the development and construction of two liquefaction trains. The SPA with GAIL represents the first contract for the second phase of the project, which will also include two liquefaction trains with combined production capacity of 9 mtpa.

Under the SPA, GAIL will purchase LNG on an FOB basis for a purchase price indexed to the monthly Henry Hub price plus a fixed component. LNG will be loaded onto GAIL's vessels. The SPA has a term of twenty years commencing upon the date of first commercial delivery, and an extension option of up to ten years. Delivery of the bridge volumes are to occur with the commencement of operations of train two, which is expected in 2016 and deliveries from train four are to occur upon commencement of its operations, which is expected as early as 2017. The SPA is subject to certain conditions precedent, including but not limited to Sabine Liquefaction receiving regulatory approvals, securing necessary financing arrangements and making a final investment decision to construct the second phase of the liquefaction project.

“GAIL will join BG and Gas Natural Fenosa as the next foundation customer for our Sabine Pass liquefaction project. GAIL is India's leading natural gas company and its largest shareholder is the Government of India” said Charif Souki, Chairman and CEO. “We are building a strong portfolio of customers, consisting of energy companies engaged in the natural gas, LNG and power markets with operations spanning the globe. We continue to hold advanced discussions with additional global LNG buyers and expect to complete commercial discussions for the remaining capacity of the second phase of the project, train three, in the coming weeks.”

Commenting on the development, Mr. B. C. Tripathi, Chairman & Managing Director, GAIL (India) Limited said, “The SPA with Cheniere will help GAIL to ensure long term gas supply for the growing demand in the Indian market. This will be in addition to other initiatives being undertaken by GAIL which includes building captive LNG facilities in India and augmenting its transmission capacity from 175 MMSCMD to over 300 MMSCMD over the next two years. With an office established in Houston, GAIL has acquired shale gas assets in Carrizo's Eagle Ford Shale acreage and is further looking for shale gas assets in the US.”

GAIL (India) Limited is India's flagship gas transmission and marketing company under the Ministry of Petroleum and Natural Gas, Government of India. Over the years, GAIL has transformed into an integrated energy company with global footprints by means of integrating along the natural gas value chain. After having started as a gas transmission company during the mid eighties, it has grown organically over the years by building a large network of natural gas trunk pipelines covering a length of around 9000 km at present. GAIL is further constructing 5000 km of additional pipeline network by 2014-15. GAIL has also leveraged its core competency by way of setting up two LPG pipelines in the country covering a total length of over 2000 KM, including the world's longest exclusive liquefied petroleum gas (LPG) transmission pipeline (Jamnagar-Loni pipeline). In the last two decades, GAIL has created a sizeable natural gas market in the country and presently has a capacity to transport 175 MMSCMD (approximately 6.2 Bcf/d) of natural gas through its transmission network. Currently, GAIL has approximately 3/4 market share in gas transmission in the country with plans to double the existing transportation capacity in the next two to three years. Besides holding equity in Kochi and Dahej terminals, GAIL, through Ratnagiri Gas & Power Pvt. Ltd., is in the process of commissioning a regasification terminal at Dabhol (west coast of India) for 5 mtpa. GAIL is also planning to develop an LNG regasification terminal in the east coast of India. This LNG from Sabine Pass shall form a part of the basket for feeding LNG to both these terminals, in addition to the utilization of capacity of other terminals in India.

GAIL has acquired its first shale gas assets in the USA through its wholly owned US subsidiary GAIL Global (USA) Inc. The subsidiary company, which has opened an office in Houston, has executed definitive agreements with Carrizo Oil & Gas Inc. based in Houston, Texas, to enter into an unincorporated joint venture, under which GAIL Global (USA) Inc. has acquired a 20% interest in Carrizo's Eagle Ford Shale acreage position. The joint venture has 20,200 gross acres, out of which GAIL subsidiary would have 4,040 net acres spread over four counties in Texas. GAIL has also started operations in Singapore through a wholly-owned subsidiary company called GAIL Global (Singapore) Pte. Ltd. Operations in Singapore were established for the purpose of sourcing LNG, trading of LNG and petrochemicals and overseas investments.

Cheniere Partners owns 100 percent of the Sabine Pass LNG receiving terminal located on the Sabine Pass Channel in western Cameron Parish, Louisiana. The Sabine Pass terminal has regasification and send-out capacity of 4.0 billion cubic feet per day (Bcf/d) and storage capacity of 16.9 billion cubic feet equivalent (Bcfe). Cheniere Partners is developing a project to add liquefaction and export capabilities to the existing infrastructure at the Sabine Pass LNG terminal. As currently contemplated, the Sabine Pass Liquefaction project (“Liquefaction Project”) is being designed and permitted for up to four modular LNG trains, each with a nominal capacity of approximately 4.5 mtpa. The Liquefaction Project is expected to be constructed in phases, with each LNG train commencing operations approximately six to nine months after the previous train. The first phase will include two liquefaction trains. In November 2011, Sabine Liquefaction entered into a lump sum turnkey contract for the engineering, procurement and construction of the first phase of the project with Bechtel Oil, Gas and Chemicals. Sabine Liquefaction has also entered into two long-term customer sale and purchase agreements for 7 mtpa of capacity, which are expected to underpin the financing of the first two trains. The customers include BG Gulf Coast LNG, LLC and Gas Natural Fenosa. Commencement of construction for the first phase is subject to regulatory approvals and Cheniere Partners making a final investment decision. For the second phase of the project, Cheniere is targeting contracts for a total of 7 mtpa of annual contract quantity. The SPA with GAIL for 3.5 mtpa is the first contract for phase two and LNG deliveries from train four are expected to start with the commencement of its operations. Cheniere is now in discussions with additional interested parties for train three. Commencement of construction for the second phase is subject, but not limited to, entering into an EPC contract, obtaining SPAs for targeted annual contract quantity, regulatory approvals and Cheniere Partners making a final investment decision. Cheniere Partners has placed documentation pertaining to the Liquefaction Project, including the applications and supporting studies, on its website located at http://www.cheniereenergypartners.com.

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners' business strategy, plans and objectives, including the construction and operation of liquefaction facilities, (ii) statements regarding our expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners' LNG terminal and liquefaction business (iv) statements regarding the business operations and prospects of third parties, and (v) statements regarding future discussions and entry into contracts. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners' actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners' periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

Investors: Christina Cavarretta, 713-375-5104
Media : Diane Haggard, 713-375-5259